Exhibit 99.1

IMMEDIATE

Dana Incorporated Announces Strong Second-quarter Results;

Affirms Full-year Guidance Ranges

11th Consecutive Quarter of Year-Over-Year Sales Growth

Second-quarter Highlights

•	Strong sales of $2.3 billion, an increase of $252 million compared with second-quarter 2018; represents 11th consecutive quarter of year-over-year sales growth

•	Net loss attributable to Dana of $68 million; diluted EPS a loss of $0.47 inclusive of a one-time $258 million charge for the transfer of a terminated pension plan

•	Adjusted EBITDA of $286 million, an increase of $40 million

•	Margin of 12.4 percent of sales, an expansion of 40 basis points

•	Diluted adjusted EPS of $0.87, an improvement of 18 percent over second-quarter 2018

•	Earned Supplier of the Year awards from General Motors and FCA

•	Eliminated $165 million in unfunded pension liabilities, further enhancing balance sheet metrics

•	Secured remaining stake in electrodynamics products manufacturer, strengthening TM4 joint venture

MAUMEE, Ohio, USA, July 31, 2019 – Dana Incorporated (NYSE: DAN) today announced strong financial results for the second quarter of 2019.

“Dana delivered another strong performance this quarter, keeping us on track to achieve a third consecutive year of double-digit sales and profit growth,” said James Kamsickas, Dana president and chief executive officer. “Due to stable end markets, our strong sales backlog, and accretive acquisitions, we increased sales by 12 percent over last year and achieved improved margin performance. Our intense focus on customer satisfaction and cost discipline, combined with steady organic and inorganic growth is positioning us to finish the year strong.”

Second-quarter 2019 Financial Results

Sales for the second quarter of 2019 totaled $2.3 billion, compared with $2.1 billion in the same period of 2018, representing a $252 million improvement. The increase was attributable to conversion of sales backlog, additional sales from recent acquisitions, higher end-market demand, and commodity recoveries, which were partially offset by unfavorable currency translation.

Dana reported a net loss of $68 million for the second quarter of 2019, compared with net income of $124 million in the same period of 2018. The difference was primarily due to $258 million in one-time pension settlement charges related to the transfer of future pension liabilities from a U.S. pension plan to third-party insurers in the second quarter of 2019. Partially offsetting this one-time charge was a net tax benefit of $87 million in this year’s second quarter driven by the pension termination and foreign tax credits. The second quarter of 2018 also included a $39 million tax benefit related to tax credits and valuation allowance releases. Excluding these one-time income tax and pension charges, second-quarter net income was $103 million in 2019, compared with $85 million in 2018, reflecting the increased operating earnings this year associated with higher sales.

Reported diluted earnings per share were a loss of $0.47, compared with earnings per share of $0.85 in the second quarter of 2018.

Adjusted EBITDA for the second quarter of 2019 was $286 million, compared with $246 million for the same period last year. Profit in the second quarter of 2019 benefited from both organic and inorganic growth, partially offset by higher commodity costs and the impact of unfavorable currency translation related to the strengthening of the U.S. dollar.

Diluted adjusted earnings per share were $0.87 in the second quarter of 2019, compared with $0.74 in the same period last year.

Operating cash flow in the second quarter of 2019 was $73 million, compared with $141 million in the same period of 2018. The second quarter of 2019 included a voluntary pension contribution of $62 million related to the transfer of the pension plan liabilities.

Adjusted free cash flow was $43 million, compared with $61 million in the second quarter of 2018. Higher earnings and lower year-over-year working capital requirements were more than offset by increased one-time costs due to acquisitions, elevated cash taxes related to foreign entity restructuring, and the timing of investment to support new program launches.

Company Affirms 2019 Full-year Financial Targets

The company affirmed previously announced guidance ranges of:

•	Sales of $8.950 to $9.350 billion;

•	Adjusted EBITDA of $1.085 billion to $1.165 billion, an implied adjusted EBITDA margin of approximately 12.3 percent at the midpoint of the range;

•	Diluted adjusted EPS[1] of $2.95 to $3.45;

•	Operating cash flow of approximately 7.0 percent; and

•	Adjusted free cash flow of approximately 3.0 percent.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

“Organic growth and cost synergies related to our acquisition of the Fairfield and Graziano businesses more than offset higher commodity costs and currency headwinds this quarter,” said Jonathan Collins, executive vice president and chief financial officer of Dana. “We also took steps to further strengthen our balance sheet by eliminating $165 million of unfunded pension obligations. As we move into the second half of the year, we have maintained our full-year outlook ranges despite a stronger U.S. dollar.”

Dana Secures Remaining Stake in Electrodynamic Components Manufacturer, Strengthens Partnership with Hydro-Québec

As a continuation of its long-term electrification strategy, Dana has purchased the remaining equity in electrodynamic products manufacturer Prestolite E-Propulsion Systems (PEPS). Dana had acquired the initial stake as part of its 2018 acquisition of the TM4 joint venture between Dana and Hydro-Québec, North America’s leading provider of clean energy.

This investment, which includes an engineering and commercial center in Beijing and manufacturing facility in Weifang, China, enables Dana to expand in-house motor and inverter manufacturing capabilities in the world’s largest electric-mobility market for all types of vehicles. This operation includes high-volume, flexible, and automated production lines, as well as testing capabilities for conducting full validation and certification of electric and hybrid drivetrains.

In addition, Hydro-Québec is broadening its partnership with Dana by co-investing in Dana’s latest electrification acquisitions. Hydro-Québec has purchased 45 percent of SME, which Dana acquired in January, and has increased its interest in PEPS to 45 percentage for a total investment of approximately $65 million, including $53 million in cash paid at closing and a $12 million note due in 2024. Dana continues to maintain a controlling financial interest in TM4 and SME for financial reporting purposes and will now consolidate the former PEPS operations.

Based in Arzignano, Italy, SME designs, engineers, and manufactures low-voltage AC induction and synchronous reluctance motors, inverters, and controls for a wide range of off-highway electric-vehicle applications, including material handling, agriculture, construction, and automated-guided vehicles.

The expanding partnership with Hydro-Québec demonstrates Dana’s commitment to continue investing and growing in the electric-mobility sector.

Dana to Host Conference Call at 9 a.m. Today

Dana will discuss its 2019 second-quarter results in a conference call at 9 a.m. EDT today. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 2597188 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available starting at 8:30 a.m. EDT.

An audio recording of the webcast will be available after 5 p.m. EDT on July 31 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 2597188. A webcast replay will also be available after 5 p.m. EDT and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs, and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Adjusted free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities excluding voluntary pension contributions, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Adjusted free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of preliminary and projected adjusted EBITDA and diluted adjusted EPS to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP Financial Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,”

“plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in providing power-conveyance and energy-management solutions for vehicles and machinery. The company’s portfolio improves the efficiency, performance, and sustainability of light vehicles, commercial vehicles, and off-highway equipment. From axles, driveshafts, and transmissions to electrodynamic, thermal, sealing, and digital solutions, the company enables the propulsion of conventional, hybrid, and electric-powered vehicles by supplying nearly every vehicle and engine manufacturer in the world. Founded in 1904, Dana employs more than 36,000 people who are committed to delivering long-term value to customers. Based in Maumee, Ohio, USA, and with locations in 33 countries across six continents, the company reported sales of $8.1 billion in 2018. Having established a dynamic, high-performance culture, the company has been recognized globally as a top employer, with significant honors in Asia, India, Italy, Mexico, and the United States. Learn more at dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended June 30, 2019 and 2018

	Three Months Ended
(In millions, except per share amounts)	June 30,
	2019	2018
Net sales	$2,306	$2,054
Costs and expenses
Cost of sales	1,980	1,746
Selling, general and administrative expenses	140	134
Amortization of intangibles	4	2
Restructuring charges, net	9	7
Impairment of indefinite-lived intangible asset		(20)
Adjustment in fair value of disposal group held for sale		3
Pension settlement charge	(258)
Other expense, net	(10)	(10)

Earnings (loss) before interest and income taxes	(95)	138
Interest income	3	2
Interest expense	34	23

Earnings (loss) before income taxes	(126)	117
Income tax benefit	(52)	(4)
Equity in earnings of affiliates	8	6

Net income (loss)	(66)	127
Less: Noncontrolling interests net income	2	3

Net income (loss) attributable to the parent company	$(68)	$124

Net income (loss) per share available to common stockholders
Basic	$(0.47)	$0.85
Diluted	$(0.47)	$0.85

Weighted-average common shares outstanding - Basic	144.0	145.1
Weighted-average common shares outstanding - Diluted	144.0	146.5

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Six Months Ended June 30, 2019 and 2018

	Six Months Ended
(In millions, except per share amounts)	June 30,
	2019	2018
Net sales	$4,469	$4,192
Costs and expenses
Cost of sales	3,843	3,577
Selling, general and administrative expenses	276	264
Amortization of intangibles	6	4
Restructuring charges, net	18	8
Impairment of indefinite-lived intangible asset		(20)
Adjustment in fair value of disposal group held for sale		3
Pension settlement charge	(258)
Other expense, net	(23)	(10)

Earnings before interest and income taxes	45	312
Interest income	5	5
Interest expense	61	47

Earnings (loss) before income taxes	(11)	270
Income tax expense (benefit)	(32)	44
Equity in earnings of affiliates	14	12

Net income	35	238
Less: Noncontrolling interests net income	6	5
Less: Redeemable noncontrolling interests net income (loss)	(1)	1

Net income attributable to the parent company	$30	$232

Net income per share available to common stockholders
Basic	$0.21	$1.60
Diluted	$0.21	$1.58

Weighted-average common shares outstanding - Basic	143.9	145.3
Weighted-average common shares outstanding - Diluted	144.8	147.0

DANA INCORPORATED
Consolidated Statement of Comprehensive Income (Unaudited)
For the Three Months Ended June 30, 2019 and 2018

	Three Months Ended
(In millions)	June 30,
	2019	2018
Net income (loss)	$(66)	$127
Other comprehensive income (loss), net of tax:
Currency translation adjustments	3	(56)
Hedging gains and losses	2	(6)
Defined benefit plans	355	6

Other comprehensive income (loss)	360	(56)

Total comprehensive income	294	71
Less: Comprehensive (income) loss attributable to noncontrolling interests	(3)	2
Less: Comprehensive loss attributable to redeemable noncontrolling interest	1	2

Comprehensive income attributable to the parent company	$292	$75

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Six Months Ended June 30, 2019 and 2018

	Six Months Ended
(In millions)	June 30,
	2019	2018
Net income	$35	$238
Other comprehensive income (loss), net of tax:
Currency translation adjustments	30	(46)
Hedging gains and losses	7	(14)
Defined benefit plans	360	13

Other comprehensive income (loss)	397	(47)

Total comprehensive income	432	191
Less: Comprehensive income attributable to noncontrolling interests	(5)
Less: Comprehensive income attributable to redeemable noncontrolling interest	(3)

Comprehensive income attributable to the parent company	$424	$191

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of June 30, 2019 and December 31, 2018

(In millions, except share and per share amounts)	June 30,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$289	$510
Marketable securities	15	21
Accounts receivable
Trade, less allowance for doubtful accounts of $7 in 2019 and $9 in 2018	1,423	1,065
Other	214	178
Inventories	1,286	1,031
Other current assets	143	102

Total current assets	3,370	2,907
Goodwill	533	264
Intangibles	240	164
Deferred tax assets	534	445
Other noncurrent assets	88	80
Investments in affiliates	170	208
Operating lease assets	179
Property, plant and equipment, net	2,232	1,850

Total assets	$7,346	$5,918

Liabilities and equity
Current liabilities
Short-term debt	$14	$8
Current portion of long-term debt	42	20
Accounts payable	1,405	1,217
Accrued payroll and employee benefits	216	186
Taxes on income	64	47
Current portion of operating lease liabilities	41
Other accrued liabilities	282	269

Total current liabilities	2,064	1,747
Long-term debt, less debt issuance costs of $28 in 2019 and $18 in 2018	2,418	1,755
Noncurrent operating lease liabilities	142
Pension and postretirement obligations	438	561
Other noncurrent liabilities	365	313

Total liabilities	5,427	4,376

Commitments and contingencies
Redeemable noncontrolling interests	105	100
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 143,913,832 and 144,663,403 shares outstanding	2	2
Additional paid-in capital	2,376	2,368
Retained earnings	456	456
Treasury stock, at cost (10,099,912 and 8,342,185 shares)	(150)	(119)
Accumulated other comprehensive loss	(968)	(1,362)

Total parent company stockholders’ equity	1,716	1,345
Noncontrolling interests	98	97

Total equity	1,814	1,442

Total liabilities and equity	$7,346	$5,918

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended June 30, 2019 and 2018

(In millions)	Three Months Ended June 30,
	2019	2018
Operating activities
Net income	$(66)	$127
Depreciation	80	60
Amortization	4	2
Amortization of deferred financing charges	2	1
Earnings of affiliates, net of dividends received	8	10
Stock compensation expense	5	5
Deferred income taxes	(91)	(57)
Pension expense, net	203	1
Impairment of indefinite-lived intangible asset		20
Adjustment in fair value of disposal group held for sale		(2)
Change in working capital	(72)	(16)
Other, net		(10)

Net cash provided by operating activities	73	141

Investing activities
Purchases of property, plant and equipment	(92)	(80)
Acquisition of businesses, net of cash acquired	(48)	(151)
Proceeds from previous acquisition		9
Purchases of marketable securities	(7)	(12)
Proceeds from sales of marketable securities	6	2
Proceeds from maturities of marketable securities	6	12
Settlements of undesignated derivatives	1
Other, net	(5)

Net cash used in investing activities	(139)	(220)

Financing activities
Net change in short-term debt	(1)	2
Repayment of long-term debt	(10)	(1)
Dividends paid to common stockholders	(15)	(14)
Distributions to noncontrolling interests	(11)	(3)
Contributions from noncontrolling interests	1
Repurchases of common stock		(25)
Other, net	3	(1)

Net cash used in financing activities	(33)	(42)

Net decrease in cash, cash equivalents and restricted cash	(99)	(121)
Cash, cash equivalents and restricted cash - beginning of period	395	491
Effect of exchange rate changes on cash balances	2	(27)

Cash, cash equivalents and restricted cash - end of period	$298	$343

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2019 and 2018

(In millions)	Six Months Ended June 30,
	2019	2018
Operating activities
Net income	$35	$238
Depreciation	153	124
Amortization	8	5
Amortization of deferred financing charges	3	2
Earnings of affiliates, net of dividends received	3	5
Stock compensation expense	10	9
Deferred income taxes	(105)	(45)
Pension expense, net	207	1
Impairment of indefinite-lived intangible asset		20
Adjustment in fair value of disposal group held for sale		(2)
Change in working capital	(247)	(232)
Other, net	(10)	(12)

Net cash provided by operating activities	57	113

Investing activities
Purchases of property, plant and equipment	(190)	(145)
Acquisition of businesses, net of cash acquired	(654)	(151)
Proceeds from previous acquisition		9
Purchases of marketable securities	(12)	(29)
Proceeds from sales of marketable securities	6	6
Proceeds from maturities of marketable securities	12	23
Settlements of undesignated derivatives	(19)
Other, net	(6)

Net cash used in investing activities	(863)	(287)

Financing activities
Net change in short-term debt	(3)	(5)
Proceeds from long-term debt	675
Repayment of long-term debt	(19)	(2)
Deferred financing payments	(12)
Dividends paid to common stockholders	(29)	(29)
Distributions to noncontrolling interests	(12)	(4)
Contributions from noncontrolling interests	2
Repurchases of common stock	(25)	(25)
Other, net		(5)

Net cash provided by (used in) financing activities	577	(70)

Net decrease in cash, cash equivalents and restricted cash	(229)	(244)
Cash, cash equivalents and restricted cash - beginning of period	520	610
Effect of exchange rate changes on cash balances	7	(13)
Less: Cash contributed to disposal group		(10)

Cash, cash equivalents and restricted cash - end of period	$298	$343

DANA INCORPORATED

Reconciliation of Net Cash Provided by Operating Activities to

  Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

(In millions)	Three Months Ended June 30,
	2019		2018
Net cash provided by operating activities		$73	$141
Purchase of property, plant and equipment		(92)	(80)

Free cash flow		(19)	61
Discretionary pension contributions		62	—

Adjusted free cash flow		$43	$61

(In millions)	Six Months Ended June 30,
	2019		2018
Net cash provided by operating activities		$57	$113
Purchase of property, plant and equipment		(190)	(145)

Free cash flow		(133)	(32)
Discretionary pension contributions		62	—

Adjusted free cash flow		$(71)	$(32)

(In millions)	2019
	Guidance
Net cash provided by operating activities	~ $	640
Purchase of property, plant and equipment	~	(425)

Free cash flow		215
Discretionary pension contributions	~	60

Adjusted free cash flow	~ $	275

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended June 30, 2019 and 2018

	Three Months Ended
(In millions)	June 30,
	2019	2018
Sales
Light Vehicle	$927	$873
Commercial Vehicle	437	411
Off-Highway	674	485
Power Technologies	268	285

Total Sales	$2,306	$2,054

Segment EBITDA
Light Vehicle	$118	$92
Commercial Vehicle	41	41
Off-Highway	103	79
Power Technologies	28	39

Total Segment EBITDA	290	251
Corporate expense and other items, net	(4)	(5)

Adjusted EBITDA	$286	$246

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Six Months Ended June 30, 2019 and 2018

	Six Months Ended
(In millions)	June 30,
	2019	2018
Sales
Light Vehicle	$1,833	$1,823
Commercial Vehicle	868	811
Off-Highway	1,226	977
Power Technologies	542	581

Total Sales	$4,469	$4,192

Segment EBITDA
Light Vehicle	$220	$195
Commercial Vehicle	82	75
Off-Highway	185	151
Power Technologies	62	84

Total Segment EBITDA	549	505
Corporate expense and other items, net	(6)	(11)

Adjusted EBITDA	$543	$494

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended June 30, 2019 and 2018

	Three Months Ended
(In millions)	June 30,
	2019	2018
Segment EBITDA	$290	$251
Corporate expense and other items, net	(4)	(5)

Adjusted EBITDA	286	246
Depreciation	(80)	(60)
Amortization	(5)	(2)
Non-service cost components of pension and OPEB costs	(9)	(4)
Pension settlement charge	(258)
Restructuring charges, net	(9)	(7)
Stock compensation expense	(5)	(5)
Strategic transaction expenses, net of transaction breakup fee income	(11)	(8)
Acquisition related inventory adjustments	(5)
Other items	1	(5)
Impairment of indefinite-lived intangible asset		(20)
Adjustment in fair value of disposal group held for sale		3

Earnings (loss) before interest and income taxes	(95)	138
Interest expense	34	23
Interest income	3	2

Earnings (loss) before income taxes	(126)	117
Income tax benefit	(52)	(4)
Equity in earnings of affiliates	8	6

Net income (loss)	$(66)	$127

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Six Months Ended June 30, 2019 and 2018

	Six Months Ended
(In millions)	June 30,
	2019	2018
Segment EBITDA	$549	$505
Corporate expense and other items, net	(6)	(11)

Adjusted EBITDA	543	494
Depreciation	(153)	(124)
Amortization	(8)	(5)
Non-service cost components of pension and OPEB costs	(15)	(7)
Pension settlement charge	(258)
Restructuring charges, net	(18)	(8)
Stock compensation expense	(10)	(9)
Strategic transaction expenses, net of transaction breakup fee income	(24)	(7)
Acquisition related inventory adjustments	(9)
Non-income tax legal judgment	6
Other items	(9)	(5)
Impairment of indefinite-lived intangible asset		(20)
Adjustment in fair value of disposal group held for sale		3

Earnings before interest and income taxes	45	312
Interest expense	61	47
Interest income	5	5

Earnings (loss) before income taxes	(11)	270
Income tax expense (benefit)	(32)	44
Equity in earnings of affiliates	14	12

Net income	$35	$238

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended June 30, 2019 and 2018

(In millions, except per share amounts)
	Three Months Ended
	June 30,
	2019	2018
Net income attributable to parent company	$(68)	$124
Items impacting income before income taxes:
Restructuring charges	9	7
Amortization of intangibles	4	2
Strategic transaction expenses, net of transaction breakup fee income	11	6
Acquisition related inventory adjustments	5
Pension settlement charge	258
Impairment of indefinite-lived intangible asset		20
Other items	(1)
Items impacting income taxes:
Net income tax expense on items above	(14)	(9)
Net tax benefit attributable to valuation allowance adjustments, federal tax credit adjustments and state tax law changes	(78)	(41)

Adjusted net income	$126	$109

Diluted shares - as reported	144.8	146.5

Adjusted diluted shares	144.8	146.5

Diluted adjusted EPS	$0.87	$0.74

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Six Months Ended June 30, 2019 and 2018

(In millions, except per share amounts)
	Six Months Ended
	June 30,
	2019	2018
Net income attributable to parent company	$30	$232
Items impacting income before income taxes:
Restructuring charges	18	8
Amortization of intangibles	8	5
Strategic transaction expenses, net of transaction breakup fee income	24	7
Loss on deal contingent forward	13
Acquisition related inventory adjustments	9
Non-income tax legal judgment	(6)
Pension settlement charge	258
Impairment of indefinite-lived intangible asset		20
Other items	(2)	(2)
Items impacting income taxes:
Net income tax expense on items above	(19)	(10)
Net tax benefit attributable to valuation allowance adjustments, federal tax credit adjustments and state tax law changes	(94)	(41)

Adjusted net income	$239	$219

Diluted shares - as reported	144.8	147.0

Adjusted diluted shares	144.8	147.0

Diluted adjusted EPS	$1.65	$1.49